EXHIBIT 10.15
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Execution Copy
CLEAR VIEW PROJECTS
May 19, 2005
Mr. Ted Schroeder
President and CEO
By Mail:
Cadence Pharmaceuticals
12730 High Bluff Drive, Suite 410
San Diego, CA 93130
By Email:
tschroeder@CadencePharm.com
Dear Ted:
Thank you for offering Clearview Projects, Inc, (“Clearview”) the opportunity to provide Cadence Pharmaceuticals (“Cadence” or “Company”) with consulting services (“Services”). This engagement letter (“Engagement Letter”) sets forth the terms and conditions under which Clearview will perform such Services. Subsequent sections of this Engagement Letter are organized as follows:
•	Background

•	Services

•	Fees and Expenses

•	Other Terms
Background
Cadence is a privately held, venture capital backed specialty pharmaceutical company focusing on the hospital channel segment. Since its inception, the company has assembled an experienced team of executives to fill out the senior management infrastructure. With this senior management team in place, the company believes it is poised to scale up both its pipeline and commercial launch activity.
Cadence’s first product, CPI-226, is a topical antimicrobial currently undergoing confirmatory Phase III clinical trials. The primary endpoint for the CPI-226 Phase III trial is related to so-called local catheter site infections. Management believes that confirmation of this endpoint will lead to an FDA approval.
With CPI-226 as a starting base, the company seeks to acquire or in-license additional clinical candidates or commercial products in order to fully develop the growth business model of the company. Clearly, a key driver for scaling the initial growth curve of the company is this product-level acquisition activity. To that end, you have identified three (3) late-stage development program(s)/product(s) (“Three Targets”) for which you are in varying stages of discussion with the current owner. Our understanding of the transaction situations associated with each of the Three Targets is:
•	Phase III Pain Management development-stage program. The rights to this late-stage development program are currently owned by a “Big Pharma” and you anticipate the need to structure an offer in the very near future for exclusive US rights.

•	[***].

•	[***].
Services
Clearview will provide analytical and execution advice for all aspects of your efforts to acquire rights associated with the Three Targets. These services will include:
•	Assistance in accessing the appropriate decision making process within the current corporate owners’ organization. This will include interaction with management at all levels in the company’s organization structure.

•	Advice and support in developing a strategic business case for the implied investment required for the acquisition/in-licensing of these products/programs. This would include any interaction you may require with the Cadence Board of Directors.

•	Advice and support in structuring an offer and in executing all aspects of the transaction process — including business due diligence and negotiations (alongside counsel and other functional experts).

•	Other related tasks that you may reasonably require in furthering the acquisition initiatives.
As with the vast majority of our engagements, we will utilize a team structure to perform the engagement services. This approach enables Clearview to emphasize particularly specialized expertise depending on the underlying task at hand. [***], Vice President and leader of Clearview’s partnering/alliance client activities, will oversee day-to-day aspects of the engagement and will ensure that any mix of the professionals identified in Exhibit I are involved as appropriate. In addition, other Clearview professional staff may be involved to effectively carry out a variety of analytical and project management work activities.
During the term of this Engagement Letter, neither Cadence nor its Board will retain any other firm to provide similar services to those being performed by Clearview and described herein (“Competitive Firm”). A Competitive Firm, however, shall not include consultants providing

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specific expertise, support or advice — not in competition with the Services — relating to one or more of the Three Targets.
The Services will be carried out for the specific use of Mr. Ted Schroeder, CEO of Cadence, and the Board of Cadence. Commencement of the Services will be initiated upon the execution of this Engagement Letter.
Fees and Expense
In consideration for our Services, Cadence will pay Clearview a cash monthly retainer (“Monthly Retainer”) in the amount of $[***]. Should Cadence choose to stop its efforts for pursuing a transaction for one or two of the Three Targets (“Lapsed Target”) and the parties do not agree on a Substitute Target for each such Lapsed Target, then Clearview’s Monthly Retainer would be reduced to $[***] payable in cash. “Substitute Target” shall be a commercial or late-stage development program/product which, upon mutual agreement between Cadence and Clearview, becomes a constituency of the Three Targets. In addition to this Monthly Retainer, upon the closing of each individual transaction involving the acquisition/in-licensing of rights associated with any one of the Three Targets (“Success Fee Transaction”), Cadence will pay Clearview, or an affiliate, $[***] (“Success Fee”). The consideration for the Success Fee shall be composed of $[***] paid in cash (“Cash Success Fee”) and $[***] paid in the form of either issued Cadence common equity (“Equity Success Fee”) or cash, the choice of which shall be at the discretion of Cadence (“Fee Choice”). Cadence shall make its Fee Choice within [***] days of closing a Success Fee Transaction. The number of common shares related to the Equity Success Fee shall be determined by dividing $[***] by the price-per-share associated with the equity financing round completed by Cadence within [***] days of closing a Success Fee Transaction. If no equity financing round is completed by Cadence within [***]days of closing a Success Fee Transaction, then the number of common shares related to the Equity Success Fee shall be determined by dividing $[***] by the price-per-share associated with the most recent equity financing round completed by Cadence.
The Monthly Retainer and Success Fee payments shall not include direct out-of-pocket expenses incurred by Clearview in carrying out the Services (“Expenses”). We will invoice you separately for Expenses, which for this engagement, should be principally travel-related and any purchased third party market research that both Cadence and Clearview mutually agree to be appropriate. Expenses incurred by Clearview shall be reimbursed by the Company in cash upon receipt of reasonable documentation.
All Monthly Retainer and Expense payments shall be remitted to Clearview within [***] business days of the Company’s receipt of an invoice for such amounts. Success Fee payments shall be remitted to Clearview at the closing of each such Success Fee Transaction. The Equity Success Fee, however, shall be paid at the earlier of [***] days from closing a Success Fee Transaction or within [***] business days of closing a Cadence equity financing round subsequent to closing a Success Fee Transaction.

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All remittances to Clearview shall be wire-transferred in accordance with the following instructions:
Bank: [***]
Account name: [***]
Account number: # [***]
SWIFT number: # [***]
SWIFT address: [***]
Other Terms
With no less than two weeks notice, (1) either party may terminate this Engagement Letter or (2) Cadence may designate a Lapsed Target. In addition, (1) should Cadence terminate the Engagement Letter and subsequently consummate a Success Fee Transaction within the [***] period after such termination, then Clearview shall be entitled to a Success Fee for each such transaction occurrence and (2) should Cadence consummate a Lapsed Success Fee Transaction within the [***] period after such Lapsed Target designation, then Clearview shall be entitled to a Success Fee for each such transaction occurrence. “Lapsed Success Fee Transaction” shall be the closing of an individual transaction involving the acquisition/in-licensing of rights associated with a Lapsed Target.
Clearview agrees that for the [***] period following either the termination of this Engagement Letter, or as applicable, designation of a Lapsed Target, it shall not attempt or assist in the attempt to enter into a partnership (“Partnership”) related to any one of the Three Targets or a Lapsed Target without the prior written consent of Cadence. Partnership shall include a program/product-level licensing or acquisition transaction, BUT, shall specifically exclude the acquisition of a division or company whose assets include any one of the Three Targets or a Substitute Target as a minority subset.
Either the Company or Clearview may terminate this Engagement Letter upon written notice to the other party in the event of the dissolution, liquidation, insolvency of the other party or in the event of a voluntary or involuntary bankruptcy or reorganization petition involving such other party.
IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING BUT NOT LIMITED TO LOST DATA, LOST PROFITS OR SAVINGS, LOSS OF BUSINESS OR OTHER ECONOMIC LOSS) ARISING OUT OF, OR IN CONNECTION WITH, THE SERVICES, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OR KNEW OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS OF THE NATURE OF THE CAUSE OF ACTION OR THEORY ASSERTED. Clearview’s liability for costs or damages allegedly incurred by Company arising out of, or in connection with, Clearview’s performance of the Services pursuant to this Engagement Letter shall be limited to the aggregate amount of Fees paid to Clearview pursuant to this Engagement Letter.

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Without limiting any other rights or remedies of Clearview under this Engagement Letter, and regardless of any investigation made at any time by or on behalf of Clearview or any information Clearview may have, the Company shall indemnify and save harmless Clearview, its directors, officers, employees, agents and assigns from and against any liability, damages (including punitive damages), injury (including property damage, personal injury or death), loss, claim, cost, debt, expense, obligation, public charge, lawsuit, contract, agreement, undertaking or deficiency of any kind or nature, whether known or unknown, fixed, actual, accrued, or contingent, liquidated or unliquidated (including, but not limited to, reasonable attorneys’ fees and other costs and expenses incident to proceedings or investigations or the defense of any claim whether or not litigation is commenced), arising out of, resulting from, or relating to, any act or omission (other than gross negligence or willful misconduct) of Clearview, its employees, agents, associates or assigns that occurs during the term of this Engagement Letter. This indemnification shall survive the termination of this Engagement Letter.
Cadence indemnifies and releases Clearview from all liability relating to any access to, or use of, information prepared in any form whatsoever by Clearview in carrying out the Services (“Clearview Information”) by any other party. The Company acknowledges and agrees that the duties of Clearview under this Engagement Letter are owed solely to the Company. The advice (oral or written) rendered by Clearview pursuant to this Engagement Letter is intended solely for the benefit and use of the management of the Company and its Board in considering such matters to which this Engagement Letter relates and the parties agree that such advice may not be relied upon by any other person.
The Company also acknowledges that any projections or forward-looking statements contained in Clearview Information involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in such projections or forward-looking statements and that it is likely that actual results will differ materially from those contemplated by such projections or forward-looking statements, and that Clearview gives no representations or warranties, express or implied, that any such projections or forward-looking statements will be realized.
Neither party may transfer or assign any of its rights or obligations under this Engagement Letter without the prior written consent of the other party.
All notices or communications hereunder shall be sent in by facsimile transmission (if available) or email (if available), followed by a signed copy sent by commercial mail or courier, and shall be deemed to have been given two days after being transmitted.
Notice to Clearview shall be addressed to:
Clearview Projects, Inc.
100 Overlook Center
Princeton, NJ 08540
609-580-3600

FAX: 609-580-0047
Attn: Chief Executive Officer
Notice to Company shall be addressed to:
Cadence Pharmaceuticals
12730 High Bluff Drive, Suite 410
San Diego, CA 93130
858-436-1400
FAX: 858-436-1401
Attn: Chief Executive Officer
Written notification of change in address, telephone, fax, email or contact person is required to be provided by either party to the other party in the same manner as notices.
This Engagement Letter shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, excluding its choice of law provisions. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Engagement Letter or the transactions contemplated hereby may be brought in the courts of the State of New Jersey and the federal courts of the United States of America located in New Jersey. Each of the parties (a) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (b) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (c) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) will not bring any action relating to this Engagement Letter or any of the transactions contemplated by this Engagement Letter in any other court. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this paragraph will be deemed effective service of process on such party.
This Engagement Letter contains all of the understandings and agreements of the parties with respect to the subject matter hereof and any and all prior understandings and agreements between the parties are superseded by this Engagement Letter. This Engagement Letter may not be modified unless the modification is in writing and executed by both parties.

We look forward to working with you on this exciting project. If this Engagement Letter is satisfactory, please execute one copy below and return it to me by facsimile or in the envelope provided.

Very truly yours, Clearview Projects, Inc.:
Name	Jan S. Wolpert
Title	CEO
Signature	/s/ Jan S. Wolpert
Date	5/20/05

Accepted and Agreed:
Cadence Pharmaceuticals:

Name	Theodore R. Schroeder
Title	President and CEO
Signature	/s/ Theodore R. Schroeder
Date	5/20/05

Exhibit I. Clearview Bios
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